EXHIBIT 99.1

CONTACT:	Edward Heffernan Chief Financial Officer Alliance Data Systems Tel: 972-348-5191 Julie Prozeller Financial Dynamics Tel: 212-850-5608 Media: Shelley Whiddon Tel: 972-348-4310
ALLIANCE DATA SYSTEMS ANNOUNCES RECORD
THIRD QUARTER RESULTS
* Company Raises Guidance for 2005 and Establishes Guidance for 2006
Dallas, TX, October 19, 2005 – Alliance Data Systems Corp. (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced record results for its third quarter ended September 30, 2005. The Company also raised guidance for its 2005 results and announced that its 2006 performance will be consistent with its long-term growth model.
Total third quarter revenue increased 29 percent to a record $384.8 million compared to $298.9 million for the third quarter of 2004. Net income increased 38 percent to $35.9 million for the third quarter of 2005, or $0.42 per diluted share, compared to $26.0 million, or $0.31 per diluted share, for the third quarter of 2004.
Adjusted EBITDA for the third quarter of 2005 increased 33 percent to $86.1 million compared to $64.6 million for the third quarter of 2004. Cash earnings increased 43 percent to $43.8 million compared to $30.6 million for the third quarter of 2004. Cash earnings per diluted share increased 42 percent to $0.51 per diluted share compared to $0.36 per diluted share for the third quarter of 2004. (See “Financial Measures” below for a discussion of adjusted EBITDA, cash earnings and cash earnings per diluted share.)
“We are very pleased with our strong results for the third quarter, which were driven by accelerated organic revenue growth,” commented Mike Parks, chairman and chief executive officer. “Momentum continued to build for future quarters from significant new client wins and contract extensions. Specifically, we signed a multi-year agreement with CompUSA, whereby Alliance Data will provide a full suite of loyalty marketing services for the company’s new consumer and small business loyalty program. In addition, Alliance Data Systems’ Canadian loyalty business, which operates the AIR MILES® Reward Program, has signed a long-term contract renewal with the Liquor Control Board of Ontario (LCBO), which is a top-10 AIR MILES Sponsor, and has been a Sponsor since 1998. Our utilities

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business regained double-digit revenue growth momentum as customer care/call center and collection activities for Entergy and Direct Energy were migrated to Alliance Data during the quarter.
“Furthermore, our private label business showed continued positive momentum during the quarter with significant new client wins including Carter Lumber, a leading building material supplier, and Gander Mountain, a leading outdoor lifestyle retailer. We were also able to expand an existing program with Gordmans, Inc., an Omaha-based apparel and home fashions retailer. Alliance Data continues to benefit from significant client wins during the past two years, as well as renewals on all major clients, contract expansions and core growth across our business lines. As a result of our strong performance so far this year, we are pleased to raise our guidance for the full year 2005 and establish guidance for 2006.”
Segment Review
Led by double-digit growth in utility services, Transaction Services revenue increased six percent in the third quarter to $179.0 million compared to third quarter 2004 and reversed the slightly negative growth trend of the first half of 2005. Adjusted EBITDA decreased eight percent to $23.2 million compared to the prior year but has continued to improve in each quarter throughout the year. Improving margins in utility services were largely offset by start-up costs associated with ramping up new private label clients. The ramp up from new client signings is expected to positively impact the fourth quarter and will continue to fuel growth in utility services and private label through 2006.
Credit Services revenue increased 13 percent in the third quarter to $137.0 million while adjusted EBITDA increased 50 percent to $39.5 million compared to third quarter 2004. The portfolio accelerated to five percent growth, while credit sales increased four percent over the third quarter of 2004. The Company anticipates that private label credit sales and portfolio growth will continue to accelerate as the Company enters 2006. On the expense side, Credit Services continued to benefit from better-than-expected funding costs and credit losses. In addition, delinquencies, which are a predictor of future write-offs, once again trended favorably during the quarter. Regarding funding costs, Alliance Data has successfully locked in long-term fixed rates on its credit card portfolio with maturities extending for several years. This is expected to further benefit the Company in 2006.
Marketing Services revenue increased 71 percent in the third quarter to $145.4 million compared to the third quarter 2004. Adjusted EBITDA increased 77 percent to $23.4 million compared to the third quarter 2004. The segment’s strong performance was driven by strong results from both Epsilon as well as the AIR MILES Reward Program, which grew over 20 percent and is expected to continue its strong performance through 2006. Strong performance in the AIR MILES Reward Program’s revenue and adjusted EBITDA was the result of continued strong rollout of major national programs combined with overall firm pricing. In the third quarter, AIR MILES reward miles issued increased 13 percent and AIR MILES reward miles redeemed increased nine percent.

Alliance Data Systems Corp. October 19, 2005	Page 3
2005 Outlook
Based on Alliance Data’s continued strong performance for the first nine months of the year, the Company is comfortable raising its guidance for 2005. Specifically, the Company is increasing its 2005 cash earnings per share estimate to $2.00-$2.02, versus the $1.92-$1.95 stated previously. The new 2005 full-year guidance represents 31 percent cash earnings per share growth versus 2004.
2006 Guidance
Additionally, Alliance Data is confident in its position moving into 2006 and is establishing guidance for 2006 consistent with its historic model of 12 percent, 15 percent and 18 percent growth in revenue, adjusted EBITDA and cash earnings per share, respectively. Specifically, the Company is projecting 2006 revenue of $1.68 billion, adjusted EBITDA of $400 million and cash earnings per share of $2.36.
Financial Measures
In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Adjusted EBITDA, Operating EBITDA, Cash Earnings and Cash Earnings per diluted share. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.
Conference Call
Alliance Data Systems will host a conference call on October 19, 2005 at 5 p.m. (Eastern) to discuss the Company’s third quarter results. The conference call will be available via the Internet at www.AllianceDataSystems.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website.
About Alliance Data Systems
Alliance Data Systems is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data Systems employs approximately 7,500 associates at 35 locations in the United States

Alliance Data Systems Corp. October 19, 2005	Page 4
and Canada. For more information about the company, visit its website, http://www.AllianceDataSystems.com.
Alliance Data Systems’ Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year.

Alliance Data Systems Corp. October 19, 2005	Page 5
ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited) (In millions, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2005	2004	Change	2005	2004	Change
Revenues	$384.8	$298.9	29%	$1,131.3	$910.6	24%

Net income	$35.9	$26.0	38%	$107.4	$86.4	24%

Net income per share – diluted	$0.42	$0.31	35%	$1.26	$1.03	22%

Adjusted EBITDA	$86.1	$64.6	33%	$258.1	$211.2	22%

Operating EBITDA	$93.6	$74.2	26%	$282.5	$227.9	24%

Cash earnings	$43.8	$30.6	43%	$130.5	$97.3	34%

Cash earnings per share – diluted	$0.51	$0.36	42%	$1.53	$1.16	32%

	As of	As of
	September 30,	December 31,
	2005	2004
Cash and cash equivalents	$157.8	$84.4
Seller’s interest and credit card receivables	255.2	248.1
Redemption settlement assets	257.3	243.5
Intangible assets, net	239.3	233.8
Goodwill	827.0	709.1
Total assets	2,469.1	2,239.1

Deferred revenue	598.3	547.1
Certificates of deposit	167.0	94.7
Core debt	325.8	342.8
Total liabilities	1,506.1	1,368.6
Stockholders’ equity	963.0	870.5

Alliance Data Systems Corp. October 19, 2005	Page 6
ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited) (In millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2005	2004	Change	2005	2004	Change

Segment Revenue:
Transaction Services	$179.0	$169.4	6%	$515.3	$511.5	1%
Credit Services	137.0	121.4	13%	419.2	384.6	9%
Marketing Services	145.4	85.0	71%	428.5	249.4	72%
Intersegment	(76.6)	(76.9)	—	(231.7)	(234.9)	(1%)

	$384.8	$298.9	29%	$1,131.3	$910.6	24%

Segment adjusted EBITDA:
Transaction Services	$23.2	$25.1	(8%)	$65.5	$76.5	(14%)
Credit Services	39.5	26.3	50%	121.5	92.8	31%
Marketing Services	23.4	13.2	77%	71.1	41.9	70%

	$86.1	$64.6	33%	$258.1	$211.2	22%

Key Performance Indicators:
Statements generated	47.5	47.4	—	141.8	142.9	(1%)
Managed receivables (1)	$3,114.5	$2,960.6	5%	$3,107.6	$2,988.7	4%
Private label credit sales	$1,508.1	$1,450.0	4%	$4,484.9	$4,309.4	4%
AIR MILES Reward Miles issued	830.6	733.3	13%	2,357.6	2,044.2	15%
AIR MILES Reward Miles redeemed	475.4	435.1	9%	1,449.1	1,284.0	13%

(1)	The Company will now report managed receivables as it better reflects the Company’s future business strategy. The difference between the previously reported metric and the current one is private label credit card receivables which are not securitized will now also be included. Historically, this difference has not been meaningful but will be in the future as some private label credit card portfolios are not anticipated to be securitized for a period of time.

Alliance Data Systems Corp. October 19, 2005	Page 7
ALLIANCE DATA SYSTEMS CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Unaudited) (In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Total revenue	$384.8	$298.9	$1,131.3	$910.6

Total operating expenses	325.0	256.1	951.9	766.5

Operating income	59.8	42.8	179.4	144.1

Financing costs (2)	2.4	1.1	7.5	5.5
Income before income taxes	57.4	41.7	171.9	138.6
Income tax expense	21.5	15.7	64.5	52.2

Net income	$35.9	$26.0	$107.4	$86.4

Net income per share – basic	$0.43	$0.32	$1.30	$1.07

Net income per share – diluted	$0.42	$0.31	$1.26	$1.03

Weighted average shares outstanding – basic	82.8	81.4	82.6	80.9

Weighted average shares outstanding – diluted (3)	85.2	84.7	85.3	83.8

(2)	Financing costs includes non-cash fair value gain on swap of zero for the three months ended September 30, 2005 and 2004, respectively, and zero and $4.7 million for the nine months ended September 30, 2005 and 2004, respectively.

(3)	During the second quarter of 2005, the Company announced a stock repurchase program to acquire up to $80 million of its outstanding common stock through June 2006 and has purchased $65.2 million during the nine months ended September 30, 2005 at an average price of $39.45.

Alliance Data Systems Corp. October 19, 2005	Page 8
ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF NON-GAAP INFORMATION
(Unaudited) (In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Adjusted EBITDA and Operating EBITDA:
Net income (GAAP measure)	$35.9	$26.0	$107.4	$86.4
Income tax expense	21.5	15.7	64.5	52.2
Financing costs (2)	2.4	1.1	7.5	5.5
Stock compensation expense (4)	1.9	—	5.2	—
Depreciation and other amortization	14.0	15.2	43.2	47.0
Amortization of purchased intangibles	10.4	6.6	30.3	20.1

Adjusted EBITDA	86.1	64.6	258.1	211.2
Plus change in deferred revenue	44.1	36.9	51.2	35.1
Less change in redemption settlement assets	(18.3)	(16.5)	(13.8)	(15.2)
Foreign currency impact	(18.3)	(10.8)	(13.0)	(3.2)

Operating EBITDA	$93.6	$74.2	$282.5	$227.9

Cash Earnings:
Net income (GAAP measure)	$35.9	$26.0	$107.4	$86.4
Add back non-cash non-operating items:
Amortization of purchased intangibles	10.4	6.6	30.3	20.1
Stock compensation expense (4)	1.9	—	5.2	—
Mark to market swap adjustment (5)	—	—	—	(4.7)
Income tax effect (6)	(4.4)	(2.0)	(12.4)	(4.5)

Cash earnings	$43.8	$30.6	$130.5	$97.3

Weighted average shares outstanding — diluted (3)	85.2	84.7	85.3	83.8

Cash earnings per share — diluted	$0.51	$0.36	$1.53	$1.16

(2)	Financing costs includes non-cash fair value gain on swap of zero for the three months ended September 30, 2005 and 2004, respectively, and zero and $4.7 million for the nine months ended September 30, 2005 and 2004, respectively.

(3)	During the second quarter of 2005, the Company announced a stock repurchase program to acquire up to $80 million of its outstanding common stock through June 2006 and has purchased $65.2 million during the nine months ended September 30, 2005 at an average price of $39.45.

(4)	In the first three quarters of 2005, the Company recorded stock compensation expense primarily related to the amortization of time based restricted stock for certain officers.

(5)	Represents the fair value gain on an interest rate swap that does not meet the hedging requirements of Statement of Financial Accounting Standards No. 133, as revised.

(6)	Represents GAAP income taxes adjusted for the related tax benefit or expense for the non-GAAP measure adjustments.

Alliance Data Systems Corp. October 19, 2005	Page 9
ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF SEGMENT ADJUSTED EBITDA
(Unaudited) (In millions)

	Three months ended September 30, 2005
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	Expense (4)	EBITDA(7)
Transaction Services	$8.8	$13.8	$0.6	$23.2
Credit Services	36.9	1.9	0.7	39.5
Marketing Services	14.1	8.7	0.6	23.4

	$59.8	$24.4	$1.9	$86.1

	Three months ended September 30, 2004
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense(4)	EBITDA(7)
Transaction Services	$10.3	$14.8	$—	$25.1
Credit Services	24.3	2.0	—	26.3
Marketing Services	8.2	5.0	—	13.2

	$42.8	$21.8	$—	$64.6

	Nine months ended September 30, 2005
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	Expense (4)	EBITDA(7)
Transaction Services	$21.7	$42.1	$1.7	$65.5
Credit Services	114.0	5.7	1.8	121.5
Marketing Services	43.7	25.7	1.7	71.1

	$179.4	$73.5	$5.2	$258.1

	Nine months ended September 30, 2004
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense (4)	EBITDA(7)
Transaction Services	$29.6	$46.9	$—	$76.5
Credit Services	86.8	6.0	—	92.8
Marketing Services	27.7	14.2	—	41.9

	$144.1	$67.1	$—	$211.2

(4)	In the first three quarters of 2005, the Company recorded stock compensation expense primarily related to the amortization of time based restricted stock for certain officers.

(7)	Represents segment adjusted EBITDA and is equal to operating income plus depreciation and amortization and stock compensation expense.

Alliance Data Systems Corp. October 19, 2005	Page 10
ALLIANCE DATA SYSTEMS CORPORATION
MANAGED RECEIVABLES
(Unaudited) (In millions, except per share amounts)

Managed
Receivables
Three months ended March 31, 2004	$3,028.8

Three months ended June 30, 2004	$2,976.7

Three months ended September 30, 2004	$2,960.6

Three months ended December 31, 2004	$3,121.1

Three months ended March 31, 2005	$3,137.4

Three months ended June 30, 2005	$3,071.0
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